Exhibit 99.2

Young Broadcasting Inc. Announces Completion Of
Par Offer To Purchase Senior Subordinated Notes

New York, NY—September 25, 2002—Young Broadcasting Inc. (“YBI”) (NASDAQ: YBTVA) announced today that it has completed its offer to purchase a portion of its outstanding 9% Senior Subordinated Notes due 2006, 8¾% Senior Subordinated Notes due 2007 and 10% Senior Subordinated Notes due 2011. The offer to purchase commenced on August 12, 2002 and expired at 5:00 p.m., New York City time, on September 12, 2002. The purchase price for the Senior Subordinated Notes in the offer was equal to $1,000 per $1,000 principal amount of notes tendered and accepted for payment, plus accrued and unpaid interest thereon through September 24, 2002.

On September 25, 2002, pursuant to the terms of the Subordinated Note offer, YBI purchased $38,919,000 aggregate principal amount of 9% Senior Subordinated Notes, $62,270,000 aggregate principal amount of its 8¾% Senior Subordinated Notes and $155,701,000 aggregate principal amount of its 10% Senior Subordinated Notes, and paid accrued interest of $681,082.50, $1,513,506.98 and $1,038,006.59, respectively, thereon. Giving effect to these purchases, as of September 25, 2002, there remains outstanding $86,081,000 aggregate principal amount of 9% Senior Subordinated Notes, $137,730,000 aggregate principal amount of 8 ¾% Senior Subordinated Notes and $344,299,000 aggregate principal amount of 10% Senior Subordinated Notes. The aggregate principal amounts of Senior Subordinated Notes accepted for payment in the offer was determined based on the pro-ration provisions of the indentures governing the Senior Subordinated Notes.

YBI’s offer to purchase all of its outstanding 8½% Senior Notes due 2008 also expired at 5:00 p.m., New York City time, on September 12, 2002. On September 18, 2002, pursuant to the terms of the Senior Notes offer, YBI purchased $93,110,000 aggregate principal amount of its Senior Notes (constituting all of the Senior Notes validly tendered and not withdrawn in the offer) and paid accrued interest of $2,044,540.42 thereon. The purchase price for the Senior Notes in the Senior Notes offer was equal to $1,000 per $1,000 principal amount of Senior Notes tendered and accepted for payment, plus accrued and unpaid interest through September 17, 2002. Giving effect to this purchase, as of September 18, 2002, there remained outstanding $156,890,000 aggregate principal amount of 8 ½% Senior Notes.

Questions regarding the offers may be directed to Wachovia Bank, National Association, the Depositary for the offers, at (704) 590-7413.

Young Broadcasting owns eleven television stations and the national television representation firm, Adam Young Inc. Six stations are affiliated with the ABC Television Network (WKRN-TV—Nashville, TN, WTEN-TV—Albany, NY, WRIC-TV—Richmond, VA, WATE-TV—Knoxville, TN, WTVO-TV—Rockford, IL and WBAY-TV—Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV—Lansing, MI, KLFY-TV—Lafayette, LA, and KELO-TV—Sioux Falls, SD), and one is affiliated with the NBC Television Network (KWQC-TV—Davenport, IA). KRON-TV—San Francisco, CA is the largest independent stations in the US and the only independent VHF station in its market.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Commission Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2001, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising and volatility in programming costs.

Contact:

Young Broadcasting Inc., New York
Vincent Young or James Morgan, 212/754-7070